Exhibit 32.1
WRITTEN STATEMENT
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
The undersigned, Paul F. Walsh, the Chief Executive Officer, of eFunds Corporation (the “Company”), and George W. Gresham, the Chief Financial Officer of the Company, pursuant to 18 U.S.C. Section 1350, hereby certifies that, to the best of their knowledge:
     (i) the Form 10-Q for the quarter ended September 30, 2006 of the Company (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 1, 2006
/s/ Paul F. Walsh
Paul F. Walsh
Chief Executive Officer and Chairman
(Principal Executive Officer)

/s/ George W. Gresham
George W. Gresham
Chief Financial Officer
(Principal Financial and Accounting Officer)